Exhibit 99.1

PRESS RELEASE

Top Autoliv shareholders show strong support for Veoneer spin-off

(Stockholm, Sweden, May 31, 2018) – Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), the worldwide leader in automotive safety systems, today announced that its top three shareholders, Cevian Capital, Alecta and AMF, have each individually agreed with Autoliv and Veoneer to remain as major owners of Veoneer for a period of time after the spin-off.

Under each of the agreements, the three shareholders, who together represent more than 20% of Autoliv’s outstanding shares, have each committed to hold more than 80% of the shares of Veoneer it receives in the spin-off, for a period of nine months after the spin-off, which is planned to be completed on June 29, 2018.

“We are very proud that our top three shareholders are showing this strong support of Veoneer’s strategy. This strong vote of confidence in Veoneer is a major milestone in the launch of the new company,” said Jan Carlson, Chairman, President and CEO of Autoliv (from June 29, 2018, President and CEO of Veoneer).

Veoneer is the most focused ADAS and autonomous driving company in the market. The company’s ambition is to be an expert partner in the mobility industry. Delivering innovative, trusted solutions.

Inquiries:

Media: Thomas Jönsson, Corporate Communications. Tel +46 (0)8 5872 0627

Investors & Analysts Autoliv: Anders Trapp, Investor Relations, Tel +46 (0)8 5872 0671

Investors & Analysts Veoneer, Ray Pekar, Investor Relations, Tel +1 (248) 794-4537

Investors & Analysts Veoneer, Thomas Jönsson, Communications and Investor Relations Tel +46 (0)8 5872 0627

About Autoliv

Autoliv, Inc. is the worldwide leader in automotive safety systems, and through its subsidiaries develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has more than 72,000 employees in 27 countries. In addition, the Company has 23 technical centers in nine countries around the world, with 19 test tracks, more than any other automotive safety supplier. Sales in 2017 amounted to about US $10.4 billion. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on Nasdaq Stockholm (ALIVsdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

About Veoneer

Veoneer has the ambition to be a leading system supplier for advanced driver assistance systems (ADAS) and autonomous driving as well as a market leader in automotive safety electronics products. Veoneer designs and builds state-of-the-art hardware, software, and electronic systems and its offering includes active safety products such as automotive radars, cameras with driver assist systems, night vision systems and positioning systems, restraint control systems, and brake systems. Veoneer and its joint-ventures has 7,500 employees in 13 countries. Veoneer is currently a subsidiary of Autoliv, Inc. with its stock-listing expected July 2018 on the New York Stock Exchange under the symbol “VNE” and on Nasdaq Stockholm under the symbol “VNE SDB”.

Autoliv, Inc. Box 70381, 107 24 Stockholm, Sweden Visiting address: World Trade Center, Klarabergsviadukten 70, B7, 111 64 Stockholm Phone: +46 (0)8 587 20627 E-mail: thomas.jonsson@autoliv.com	Autoliv North America 26545 American Drive Southfield, MI 48034, USA Phone: +1 (248) 794 4537 E-mail: ray.pekar@autoliv.com

Safe Harbor Statement

This release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future, including those related to the completion and timing of the spin-off and distribution, including the satisfaction of the conditions to the distribution and the receipt of all required regulatory approvals, and the expected performance of Autoliv and Veoneer following completion of the spin-off. All forward-looking statements are based upon our current expectations, various assumptions and/or data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including general economic conditions and fluctuations in the global automotive market. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any forward-looking statements in light of new information or future events, except as required by law.

Autoliv Inc.

Box 70381, 107 24 Stockholm

111 64 Stockholm, Sweden

Visiting address: World Trade Center,

Klarabergsviadukten 70, B7, 111 64 Stockholm

Phone: +46 (0)8 58720627

E-mail: thomas.jonsson@autoliv.com

Autoliv North America 26545 American Drive Southfield, MI 48034, USA Phone: +1 (248) 794 4537 E-mail: ray.pekar@autoliv.com